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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-72093 of NRT Incorporated of our report dated July 1, 1998, related to the statements of operations and retained earnings and cash flows of Barbara Sue Seal Properties, Inc., for the year ended December 31, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Portland, Oregon

May 11, 1999